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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS:

   (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                QUARTERS ENDED MARCH 30, 2000 AND APRIL 1, 1999
                                                                            WEIGHTED
                           SHARES OF    NUMBER OF DAYS     NUMBER OF     NUMBER OF SHARES
                         COMMON STOCK    OUTSTANDING       SHARE DAYS      OUTSTANDING
                         ------------   --------------     -----------   ----------------
Quarter Ended March 30, 2000
----------------------------
December 31 - March 3      6,963,900         91            633,714,867
Shares Issued                 38,822      Various            1,672,585
                           ---------                       -----------
                           7,002,722                       635,387,452       6,982,280
                           =========                       ===========       =========
Quarter Ended April 1, 1999
---------------------------
January 1 - April 1        6,868,614         91            625,043,852
Treasury Stock Purchases  (    2,374)      Various              (2,374)
Shares Issued                 19,810       Various             772,451
                           ---------                       -----------
                           6,886,050                       625,813,929       6,877,076
                           =========                       ===========       =========

              TWO QUARTERS ENDED MARCH 30, 2000 AND APRIL 1, 1999

WEIGHTED
                            SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                          COMMON STOCK    OUTSTANDING      SHARE DAYS      OUTSTANDING
                          ------------   --------------   ------------   ----------------
Period Ended March 30, 2000
---------------------------
October 1 - March 30       6,926,126         182          1,260,554,886
Shares Issued                 76,596       Various            6,641,645
                           ---------                      -------------
                           7,002,722                      1,267,196,531      6,962,618
                           =========                      =============      =========
Period Ended April 1, 1999

October 1 - April 1        6,861,252         183          1,255,609,116
Treasury Stock Purchases  (    2,374)      Various               (2,374)
Shares Issued                 27,172       Various            1,836,710
                           ---------                      -------------
                           6,886,050                      1,257,443,452      6,871,276
                           =========                      =============      =========
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    (B)  Computation of Loss Per Share:

         Computation of loss per share is net loss divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                 QUARTER ENDED                     TWO
QUARTERS ENDED
                                   March 30,     April 1,        March 30,    April 1,
                                     2000          1999            2000         1999
                                 ----------    ----------       ----------   ----------
 Basic:
 Weighted average number of shares
  of common stock outstanding     6,982,280    6,877,076        6,962,618      6,871,276
                                 ----------    ----------       ----------    ----------
 Net loss                       ($  744,263)  ($1,428,692)     ($  412,895)  ($1,717,818)
                                 ----------    ----------       ----------    ----------
Net loss per share              ($     0.11)  ($     0.21)     ($     0.06)  ($     0.25)
                                 ==========    ==========       ==========    ==========

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding     6,982,280     6,877,076        6,962,618     6,871,276
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                 0             0                0             0
                                 ----------    ----------       ----------    ----------
Total                             6,982,280     6,877,076        6,962,618     6,871,276
                                 ----------    ----------       ----------    ----------
Net loss                        ($  744,263)  ($1,428,692)     ($  412,895)  ($1,717,818)
                                 ----------    ----------       ----------    ----------
Net loss per share              ($     0.11)  ($     0.21)     ($     0.06)  ($     0.25)
                                 ==========    ==========       ==========    ==========

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